Exhibit 10.15

CLEARSIGN COMBUSTION CORPORATION

RESTRICTED STOCK PURCHASE AGREEMENT

This Restricted Stock Purchase Agreement (this "Agreement") is made as of April 14, 2008 by and between ClearSign Combustion Corporation, a Washington corporation (the "Company"), and Dr. Thomas Hartwick (the "Purchaser").

In consideration of the mutual covenants and representations set forth below, the Company and the Purchaser agree as follows:

1.           Purchase and Sale of the Shares.  Subject to the terms and conditions of this Agreement, the Company hereby agrees to issue and sell to the Purchaser, and the Purchaser hereby agrees to subscribe for and purchase from the Company, 100,000 shares of the Company's Common Stock (the "Shares") in exchange for Purchaser's assignment of all right, title and interest of the Founder in and to (i) the business concept and business plan relating to the Company as described in Exhibit A, (ii) all precursors, portions and work in progress with respect thereto and all ideas, concepts, inventions, works of authorship, technology, source code, information, know how, techniques, tools and materials related thereto, and (iii) all copyrights, patent rights, trade secret rights, trademark rights, mask work rights, sui generis database rights, and all other intellectual and industrial property rights of any sort, and all contract rights, causes of action, and goodwill in, incorporated or embodied in, used to develop, or related to any of the foregoing, except for such rights, property or inventions as are designated on Exhibit A as being excluded from assignment pursuant to this Agreement (collectively, the "Business Plans and Intellectual Property").

2.           Assignment.  Purchaser hereby assigns and contributes to the Company all of Purchaser's past, present and future right, title and interest in and to the Business Plans and Intellectual Property.

3.           Repurchase Option.

3.1           In the event the Purchaser ceases to be an employee, consultant, advisor, officer or director of the Company (a "Service Provider"), for any or no reason, including without limitation by reason of the Purchaser's death or disability (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), "Disability"), resignation or involuntary termination, the Company shall, from such time (as determined by the Company in its discretion), have an irrevocable, exclusive option to repurchase (the "Repurchase Option") any Shares which are then subject to the Repurchase Option as provided below (the "Unreleased Shares"), at a price per share of $0.025 (the "Repurchase Price").  The Company may exercise its Repurchase Option as to any or all of the Unreleased Shares at any time after the Purchaser ceases to be a Service Provider; provided, however, that without requirement of further action on the part of either party hereto, the Repurchase Option shall be deemed to have been automatically exercised as to all Unreleased Shares at 5:00 p.m. Pacific time as of the date that is 90 days following the date the Purchaser ceases to be a Service Provider, unless the Company declines in writing to exercise its Repurchase Option prior to such time; and provided, further, that notwithstanding the above, the Repurchase Option shall not be deemed to have been automatically exercised, and shall instead be deemed to become temporarily unexercisable as of such time and date in any case where such automatic exercise would result in a violation of applicable law by reason of the Company having insufficient assets to meet its obligations or otherwise.  The Repurchase Option shall once again be deemed exercisable (or, as provided above, exercised) as soon as a violation of applicable law would not result from its exercise.

3.2           If the Company decides not to exercise its Repurchase Option, it shall use commercially reasonable efforts to notify the Purchaser in writing within 90 days of the date the Purchaser ceases to be a Service Provider.  If the Repurchase Option is exercised or deemed exercised within 90 days of the date the Purchaser ceases to be a Service Provider, the Company shall deliver payment to the Purchaser, with a copy to the Escrow Agent (as defined in Section 7 hereof), by any of the following methods, in the Company's sole discretion:  (i) delivering to the Purchaser or the Purchaser's executor a check in the amount of the aggregate Repurchase Price, (ii) canceling an amount of the Purchaser's indebtedness to the Company equal to the aggregate Repurchase Price, or (iii) any combination of (i) and (ii) such that the combined payment and cancellation of indebtedness equals the aggregate Repurchase Price.

3.3           In the event that the Repurchase Option is exercised or deemed exercised, the sole right and remedy of the Purchaser thereafter shall be to receive the Repurchase Price, and in no case shall the Purchaser have any claim of ownership as to any of the Unreleased Shares.

3.4           The Company in its sole discretion may assign all or part of the Repurchase Option to one or more employees, officers, directors or shareholders of the Company or other persons or organizations.

4.           Release of Shares from Repurchase Option; Vesting.

4.1           Upon execution of this Agreement, all of the Shares shall be Unreleased Shares subject to the Repurchase Option.  So long as the Purchaser's status as a Service Provider has not terminated in each such instance, 1/4th of the total number of Shares (i.e., 25,000 shares) shall be released from the Repurchase Option at the end of each quarter-annual period after the date hereof (i.e., starting with May __, 2008), until all of the Unreleased Shares have been released on February __, 2009.

4.2           Notwithstanding the foregoing, in the event of a Change of Control (as defined below) prior to all Unreleased Shares being released from the Repurchase Option under the foregoing schedule, all Unreleased Shares as of the Change of Control closing date shall be released from the Repurchase Option.

4.3           Subject to the provisions of Section 6, the Shares which have been released from the Company's Repurchase Option shall be delivered to the Purchaser at the Purchaser's request.

4.4           For purposes of this Agreement, "Change of Control" means:  (i) the closing of the sale, transfer or other disposition of all or substantially all of the Company's assets (including an exclusive worldwide license with respect to all or substantially all of the Company's intellectual property); (ii) the consummation of a merger, share exchange or consolidation of the Company with or into another entity (except one in which the holders of capital stock of the Company as constituted immediately prior to such merger, share exchange or consolidation continue to hold at least 50% of the voting power of the capital stock of the Company or the surviving or acquiring entity (or its parent entity)); or (iii) a liquidation, dissolution or winding up of the Company (whether voluntary or involuntary).

5.           Restrictions on Transfer.

5.1           The Purchaser represents and warrants to the Company as follows:

(a)         Purchaser understands that the Shares have not been, and will not be, registered under federal or state securities laws, by reason of a specific exemption from the registration provisions of such laws which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Purchaser's representations as expressed herein.

(b)         Purchaser understands that the Shares are "restricted securities" under applicable federal and state securities laws and that, pursuant to these laws, Purchaser must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission for sale and qualified by state authorities, or an exemption from such registration and qualification requirements is available.

(c)         Purchaser acknowledges that the Company has no obligation to register or qualify the Shares for resale.

(d)         Purchaser acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Company which are outside of Purchaser's control, and which the Company is under no obligation and may not be able to satisfy.

(e)         Purchaser is an "accredited investor" under Regulation D promulgated under the Securities Act of 1933.

5.2           The Purchaser understands and agrees that the Company shall cause the legends set forth below, or substantially equivalent legends, to be placed upon any certificate(s) evidencing ownership of the Shares, together with any other legends that may be required by the Company or by applicable state or federal securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, A LOCK-UP PERIOD IN THE EVENT OF A PUBLIC OFFERING AND A REPURCHASE OPTION HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE RESTRICTED STOCK PURCHASE AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS, LOCK-UP PERIOD AND REPURCHASE OPTION ARE BINDING ON TRANSFEREES OF THESE SHARES.

5.3           Stop-Transfer Notices.  The Purchaser agrees that to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

5.4           Refusal to Transfer.  The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

5.5           Lock-Up Period.  The Purchaser hereby agrees that the Purchaser shall not sell, offer, pledge, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, grant any right or warrant to purchase, lend or otherwise transfer or encumber, directly or indirectly, any Shares or other securities of the Company, nor shall the Purchaser enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Shares or other securities of the Company, during the period from the filing of the first registration statement of the Company filed under the Securities Act of 1933, as amended (the "Securities Act"), that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act through the end of the 180-day period following the effective date of such registration statement (or such other period as may be requested by the Company or the underwriters to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto).  The obligations described in this section shall not apply to a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future.  The Purchaser further agrees, if so requested by the Company or any representative of its underwriters, to enter into such underwriter's standard form of "lockup" or "market standoff" agreement in a form satisfactory to the Company and such underwriter.  The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of any such restriction period.

5.6           Unreleased Shares.  No Unreleased Shares subject to the Repurchase Option contained in Section 3 of this Agreement, nor any beneficial interest in such Shares, shall be sold, transferred, encumbered or otherwise disposed of in any way (whether by operation of law or otherwise) by the Purchaser, other than as expressly permitted or required by Section 3.

5.7           Released Shares.  No Shares purchased pursuant to this Agreement, nor any beneficial interest in such Shares, shall be sold, transferred, encumbered or otherwise disposed of in any way (whether by operation of law or otherwise) by the Purchaser or any subsequent transferee, other than in compliance with the Company's right of first refusal provisions contained in Section 6 of this Agreement.

6.           Escrow.  For purposes of facilitating the enforcement of the provisions of Section 4 above, the Purchaser agrees, immediately upon receipt of the certificate(s) for the Shares subject to the Repurchase Option, to deliver such certificate(s), together with a Stock Power and Assignment Separate from Certificate in the form attached to this Agreement as Exhibit B executed by the Purchaser, in blank, to the Secretary of the Company, or the Secretary's designee, to hold such certificate(s) and Stock Power and Assignment Separate from Certificate in escrow and to take all such actions and to effectuate all such transfers and/or releases as are in accordance with the terms of this Agreement.  The Purchaser hereby acknowledges that the Secretary of the Company, or the Secretary's designee, is so appointed as the escrow holder ("Escrow Agent") with the foregoing authorities as a material inducement to make this Agreement and that said appointment is coupled with an interest and is accordingly irrevocable.  The Purchaser agrees that said Escrow Agent shall not be liable to any party hereof (or to any other party).  The Escrow Agent may rely upon any letter, notice or other document executed by any signature purported to be genuine and may resign at any time.  The Purchaser agrees that if the Secretary of the Company, or the Secretary's designee, resigns as Escrow Agent for any or no reason, the Board of Directors shall have the power to appoint a successor to serve as Escrow Agent pursuant to the terms of this Agreement.  Subject to the terms hereof, the Purchaser shall have the right to vote the Shares while they are held in escrow.  If, from time to time during the term of the Repurchase Option, there is (a) any stock dividend, stock split or other change in the Shares, (b) any dividend of cash or other property on the Shares or (c) any merger or sale of all or substantially all of the assets or other acquisition of the Company, any and all new, substituted or additional securities or cash or other consideration to which the Purchaser is entitled by reason of the Purchaser's ownership of the Shares shall immediately become subject to this escrow, deposited with the Secretary of the Company, or the Secretary's designee, and included thereafter as "Shares" for purposes of this Agreement and the Repurchase Option.

7.           Tax Consequences.  The Purchaser has reviewed with the Purchaser's own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement.  The Purchaser is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.  The Purchaser understands that the Purchaser (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Agreement.  The Purchaser understands that Section 83 of the Code, taxes as ordinary income the difference between the purchase price for the Shares and the fair market value of the Shares as of the date any restrictions on the Shares lapse.  In this context, "restriction" includes the right of the Company to buy back the Shares pursuant to the Repurchase Option.  The Purchaser understands that the Purchaser may elect to be taxed at the time the Shares are purchased rather than when and as the Repurchase Option expires by filing an election under Section 83(b) of the Code with the IRS within thirty days from the date of purchase.  THE FORM FOR MAKING THIS SECTION 83(B) ELECTION IS ATTACHED TO THIS AGREEMENT AS EXHIBIT C AND THE PURCHASER (AND NOT THE COMPANY OR ANY OF ITS AGENTS) SHALL BE SOLELY RESPONSIBLE FOR APPROPRIATELY FILING SUCH FORM, EVEN IF THE PURCHASER REQUESTS THE COMPANY OR ITS AGENTS TO MAKE THIS FILING ON THE PURCHASER'S BEHALF.

8.           General Provisions.

8.1           Choice of Law.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Washington, without giving effect to principles of conflicts of law.  The parties consent to jurisdiction and venue in the state and federal courts sitting in King County, Washington.

8.2           Integration.  This Agreement, including all exhibits hereto, represents the entire agreement between the parties with respect to the purchase of the Shares by the Purchaser and supersedes and replaces any and all prior written or oral agreements including, but not limited to, any representations made during any interviews, relocation discussions or negotiations whether written or oral, regarding Purchaser's right to acquire, or ownership of, any equity interest in the Company.  Purchaser further agrees that this Agreement (and Shares issuable upon exercise of this Agreement) represents all of the Purchaser's equity interest in the Company and Purchaser has no other right to acquire, or ownership of, any equity interest in the Company.

8.3           Notices.  All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or:  (a) personal delivery to the party to be notified, (b) when sent, if sent by facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient's next business day, (c) 5 days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt.  All communications shall be sent to the respective parties at their address as set forth on the signature pages hereto, or to such facsimile number or address as subsequently modified by written notice given in accordance with this Section 8.3.  If notice is given to the Company, a copy shall also be sent to Perkins Coie, LLP, Attention: David F. McShea, 1201 Third Avenue, Suite 4800, Seattle, WA 98101.

8.4           Successors.  Any successor to the Company (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall be deemed to assume the obligations and to be entitled to the benefits under this Agreement to the same extent as the Company would be required to perform such obligations or would be entitled to such benefits in the absence of a succession.  The foregoing shall include any reincorporation of the Company into another jurisdiction by way of merger or otherwise.  For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this section or which becomes bound by the terms of this Agreement by operation of law.  Subject to the restrictions on transfer set forth in this Agreement, this Agreement shall be binding upon the Purchaser and his or her heirs, executors, administrators, successors and assigns.

8.5           Assignment; Transfers.  Except as set forth in this Agreement, this Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by the Purchaser without the prior written consent of the Company.  Any attempt by the Purchaser without such consent to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void.  Except as set forth in this Agreement, any transfers in violation of any restriction upon transfer contained in any section of this Agreement shall be void, unless such restriction is waived in accordance with the terms of this Agreement.

8.6           Waiver.  Either party's failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, nor prevent that party from thereafter enforcing any other provision of this Agreement.  The rights granted both parties hereunder are cumulative and shall not constitute a waiver of either party's right to assert any other legal remedy available to it.

8.7           Purchaser Investment Representations and Further Documents.  The Purchaser agrees upon request to execute any further documents or instruments necessary or reasonably desirable in the view of the Company to carry out the purposes or intent of this Agreement, including (but not limited to) the applicable exhibits and attachments to this Agreement.

8.8           Severability.  Should any provision of this Agreement be found to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable to the greatest extent permitted by law.

8.9           Rights as Shareholder.  Subject to the terms and conditions of this Agreement, the Purchaser shall have all of the rights of a shareholder of the Company with respect to the Shares from and after the date that the Purchaser delivers a fully executed copy of this Agreement (including the applicable exhibits and attachments to this Agreement) and full payment for the Shares to the Company, and until such time as the Purchaser disposes of the Shares in accordance with this Agreement.  Upon such transfer, the Purchaser shall have no further rights as a holder of the Shares so purchased except (in the case of a transfer to the Company) the right to receive payment for the Shares so purchased in accordance with the provisions of this Agreement, and the Purchaser shall forthwith cause the certificate(s) evidencing the Shares so purchased to be surrendered to the Company for transfer or cancellation.

8.10           Adjustment for Stock Split, Recapitalizations, Etc.  In the event of the declaration of a stock dividend; the declaration of an extraordinary dividend payable in a form other than stock; a spin-off; a stock split; an adjustment in conversion ratio; a recapitalization or a similar transaction affecting the Company's outstanding securities without receipt of consideration; or any new, substituted or additional securities or other property (including money paid other than as an ordinary cash dividend) that by reason of such transaction are distributed with respect to any Shares or into which such Shares thereby become convertible (including without limitation any shares issued by any corporation into which the Company may be merged for the purpose of changing its jurisdiction of incorporation) shall immediately be subject to the Repurchase Option and this Agreement to the same extent as the Shares are subject.  Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of the Shares.  After each such transaction, appropriate adjustments shall also be made to the price per share to be paid upon the exercise of the Repurchase Option in order to reflect any change in the Company's outstanding securities effected without receipt of consideration therefor; provided, however, that the aggregate purchase price payable for the Shares shall remain the same.

8.11           Employment at Will.  The Purchaser acknowledges and agrees that the vesting of Shares pursuant to this Agreement is earned only by continuing service as a service provider at will (and not through the act of being hired or purchasing Shares hereunder).  The Purchaser further acknowledges and agrees that this agreement, the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as a service provider for the vesting period, or for any period at all, and shall not interfere with the Purchaser's right or the Company's right to terminate the Purchaser's relationship with the Company at any time, with or without cause or notice.

8.12           Reliance on Counsel and Advisors.  The Purchaser acknowledges that Perkins Coie LLP is representing only the Company in this transaction.  The Purchaser acknowledges that he or she has had the opportunity to review this Agreement, including all attachments hereto, and the transactions contemplated by this Agreement with his or her own legal counsel, tax advisors and other advisors.  The Purchaser is relying solely on his or her own counsel and advisors and not on any statements or representations of the Company or its agents for legal or other advice with respect to this investment or the transactions contemplated by this Agreement.

8.13           Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement.  Facsimile copies of signed signature pages shall be binding originals.

[Remainder of Page Intentionally Left Blank]

The parties represent that they have read this Agreement in its entirety, have had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understand this Agreement.  The Purchaser agrees to notify the Company of any change in his or her address below.

PURCHASER
DR. THOMAS HARTWICK

/s/ Dr. Thomas Hartwick
Signature

CLEARSIGN COMBUSTION CORPORATION

/s/ Geoffrey Osler
Signature

Geoffrey Osler
Print Name

Secretary
Print Title

EXHIBIT A

BUSINESS PLAN AND INTELLECTUAL PROPERTY DESCRIPTION

1.           The business concept, business plan, market research, strategy definition and other related business materials developed by Founder, whether independently or jointly with others, for ClearSign Combustion Corporation, including without limitation as described in the attachment to this Exhibit A.

2.           All inventions, discoveries, designs, developments, improvements, processes, software programs, works of authorship, documentation, formulae, data techniques, know-how, secrets and intellectual property rights (whether or not patentable or registrable under copyright or similar statutes or analogous protection) made, conceived, discovered or reduced to practice by the Founder (either alone or with others) either before the date hereof or in the course of providing services to the Company and relating to the Company's business or business plans.

3.           All ownership, moral, attribution and/or integrity rights, and the right to enforce any rights and file any causes of action, including the right to recover damages, for any past, present or future infringement or misappropriation of any of the foregoing rights assigned to Company.

EXHIBIT B

STOCK POWER AND ASSIGNMENT
SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED and pursuant to that certain Restricted Stock Purchase Agreement dated as of __________ _____, _____, the undersigned hereby sells, assigns and transfers unto ___________________________________, _____________________________ (____________) shares of Common Stock of ClearSign Combustion Corporation, a Washington corporation, standing in the undersigned's name on the books of said corporation represented by certificate number _____ delivered herewith, and does hereby irrevocably constitute and appoint ______________________ as attorney-in-fact, with full power of substitution, to transfer said stock on the books of said corporation.

Dated:

(Signature)

(Print Name)

(Spouse's Signature, if any)

(Print Name)

This Assignment Separate From Certificate was executed in conjunction with the terms of a Restricted Stock Purchase Agreement between the above assignor and the above corporation, dated as of February __, 2008.

Instruction: Please do not fill in any blanks other than the signature and name lines.

IF YOU WISH TO MAKE A SECTION 83(B) ELECTION, THE FILING OF SUCH ELECTION IS YOUR RESPONSIBILITY.

THE FORM FOR MAKING THIS SECTION 83(B) ELECTION IS ATTACHED TO THIS AGREEMENT AS EXHIBIT C.

YOU MUST FILE THIS FORM WITHIN THIRTY (30) DAYS OF PURCHASING THE SHARES.

YOU (AND NOT THE COMPANY OR ANY OF ITS AGENTS) SHALL BE SOLELY RESPONSIBLE FOR FILING SUCH FORM WITH THE IRS, EVEN IF YOU REQUEST THE COMPANY OR ITS AGENTS TO MAKE THIS FILING ON YOUR BEHALF AND EVEN IF THE COMPANY OR ITS AGENTS HAVE PREVIOUSLY MADE THIS FILING ON YOUR BEHALF.

The election should be filed by mailing a signed election form by certified mail, return receipt requested to the IRS Service Center where you file your tax returns. See www.irs.gov

EXHIBIT C

ELECTION UNDER SECTION 83(b) OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in his or her gross income for the current taxable year, the amount of any compensation taxable to him or her in connection with his or her receipt of the property described below:

           1.           The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

NAME OF TAXPAYER:  Dr. Thomas Hartwick

TAXPAYER'S ADDRESS:

TAXPAYER ID #: _________________

           2.           The property with respect to which the election is made is described as follows: 100,000 shares (the "Shares") of the Common Stock of ClearSign Combustion Corporation (the "Company").

           3.           The date on which the property was transferred is: February __, 2008.

           4.           The property is subject to the following restrictions: The Shares may be repurchased by the Company, or its assignee, upon the occurrence of certain events. This right lapses with regard to a portion of the Shares over time.

           5.           The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is $2,500.

6.           The amount, if any, paid for such property is the transfer of property having a value equal to $2,500.

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned's receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property.

The undersigned understand(s) that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated:
Dr. Thomas Hartwick, Taxpayer